Exhibit 99.1

Press Release

Verint to Acquire KANA Software, Transforming the Way Organizations Engage With Their Customers

Acquisition Would Revolutionize Customer Engagement and Empower Organizations to Enhance Customer Loyalty, Maximize Revenue, Reduce Operational Costs and Mitigate Risk

Complementary Solutions Represent Industry’s First End-to-End Suite for Delivering Actionable Intelligence to Optimize the Workforce, Improve Enterprise Processes and Manage Customer Interactions

Conference Call to be Held Today at 8:30 a.m. ET to Review Agreement to Acquire KANA

MELVILLE, N.Y. and SUNNYVALE, Calif., January 6, 2014 — Verint® Systems Inc. (NASDAQ: VRNT) today announced the signing of a definitive agreement to acquire KANA Software, Inc., a leader in customer service solutions delivered both on-premises and in the cloud. The acquisition would form a unique and revolutionary combination that would extend Verint’s Actionable Intelligence® strategy. The collective solutions from Verint and KANA would enable organizations worldwide to implement a single-vendor suite to help transform customer engagement. The acquisition of KANA, a portfolio company of Accel-KKR, is expected to be completed in Verint’s first fiscal quarter ending April 30, 2014.

“We believe that acquiring KANA would allow Verint to offer a holistic customer engagement strategy powered by Actionable Intelligence, providing significant value for our customers and partners. Our complementary solutions represent a comprehensive offering to help optimize customer engagement. We have been impressed with KANA and share a common vision for our respective markets, including a firm commitment to our customers,” says Dan Bodner, CEO, Verint. “We also believe there is a strong cultural fit between the two companies and a foundation for a successful future together, for both our current and prospective customers, as well as our employees. We look forward to completing the transaction and welcoming KANA into the Verint family.”

KANA would bring its approximately 900 global customers to the greater Verint organization, which already has the benefit of more than 10,000 customers worldwide. The combined customer base, which includes some shared customers, can benefit from a broader, complementary solution set from a single global provider.

“Our management team is excited about the opportunity to join a global technology leader like Verint, and we have every expectation that our customers will be excited as well, especially as they learn more about how Verint and KANA can provide a lens into who is doing what, when, how and why in day-to-day engagements with their customers,” says Mark Duffell, CEO, KANA.

Optimizing Customer Engagement

Together, the combined product suite of collective solutions would offer global enterprises the ability to capture and manage cross-functional information around customer interactions, business processes and workforce performance to improve operational efficiency, reduce risk and enhance customer loyalty, while driving revenue performance. The combination would enable organizations to use intelligence to uncover trends and discover why certain employee and customer behavior is occurring, helping ensure seamless interactions across channels.

Further, guided business processes and recommended dialogues provided by the combined solutions could help deliver faster, more precise, personalized service—from next best action, to next best offer. By fusing advanced customer service suites from KANA with Verint Actionable Intelligence, organizations would be able to connect and optimize multiple channels to create valuable, consistent and contextual experiences that count when customers engage.

Managing Customer Engagement Holistically Across Channels

Organizations today generate massive volumes of Big Data from engagement with customers and employee activities—much more data than they can collect, correlate and assess. The quantity and speed with which data is generated, as well as the diversity of that data—much of which is unstructured and difficult to analyze—can create a challenge for organizations and minimize their opportunity to take timely action and increase profitable outcomes.

In addition, the rise of mobility and proliferation of communication channels has made it even more difficult for organizations to manage the people and processes required to respond to consumer expectations in a consistent, personalized and contextual manner. Many organizations are struggling to become more customer-centric because information does not always easily flow from one channel to another. To drive top-line revenue at a reasonable cost and enable long-lasting customer relationships, they need to manage customer engagement holistically across multiple touch points and create greater value from their resources.

Verint and KANA would help address these challenges together through a robust blend of software and services that span workforce optimization (WFO) and customer service and support offerings. Verint offers market-leading WFO and Voice of the Customer Analytics capabilities—including voice recording, voice biometrics, quality monitoring, speech analytics, text analytics, enterprise feedback management, workforce management, performance management, desktop and process analytics, elearning and coaching. KANA offers compelling customer service solutions, such as agent desktop, case management, knowledge management, and email, chat and social media response management.

More Engaged Employees Drive More Consistent Customer Experiences

A combined Verint and KANA offering would help forward-thinking organizations analyze customer and employee experience data to design and implement customer-centric business strategies that unite people and processes across the enterprise. As a result, leaders across the business would gain better alignment across their organizations and the ability to take precise action to deliver differentiated and personalized experiences that count. This improved alignment could lead to more engaged employees, who are spurred on by solutions that capture and manage information about customers and performance in order to predict measurable, sustainable business results.

Customer Protection and Expansion

Verint and KANA customers will benefit from continued investment in existing solutions as planned, as well as from the larger R&D operation the combined company would offer. Verint shares KANA’s vision and will be strongly committed to KANA’s products following the closing of the transaction. Further, the companies expect that the convergence of the solution set over time would create significant benefits for the joint Verint-KANA customer base through innovative software and services that would help existing as well as new customers optimize customer engagement. In the meantime, customers should continue to expect support and services, as well as license additional software, in the usual way.

KANA Acquisition Financial Terms and Timing

Verint has agreed to acquire KANA for approximately $514 million in cash, subject to certain closing adjustments. The acquisition is expected to be financed through a combination of cash on hand and debt, using approximately $100 million of Verint’s cash, approximately $300 million from incremental term loans (on terms similar to Verint’s existing term loans), and the balance from Verint’s un-drawn revolving credit facility. The acquisition is expected to close in Verint’s first fiscal quarter, subject to the expiration of applicable regulatory waiting periods and the satisfaction or waiver of other closing conditions that the companies believe are customary for transactions of this type.

Jones Day served as legal advisor to Verint in connection with this transaction. Goldman, Sachs & Co. served as financial advisor and Kirkland & Ellis LLP served as legal advisor to KANA in connection with this transaction.

Certain Financial Information

Since the acquisition will not close until Verint’s first fiscal quarter, it does not affect Verint’s outlook for the current year, and Verint is re-affirming its prior guidance for the year ending January 31, 2014 (“FYE 2014”). For next year, the year ending January 31, 2015 (“FYE 2015”), Verint is not updating its guidance prior to the closing of the proposed acquisition. However, Verint expects KANA to generate non-GAAP revenue in the range of $140 to $150 million and non-GAAP EBITDA in the range of $40 to $45 million in calendar year 2014 (KANA’s fiscal year). Further, based on KANA’s expected profitability and Verint’s cost of financing discussed above, as well as the expected timing of the closing of the acquisition in Verint’s first fiscal quarter, the acquisition is expected to be accretive to Verint’s FYE 2015 non-GAAP diluted earnings. Estimates for KANA’s non-GAAP measures were prepared in a manner similar to Verint’s non-GAAP measures, for which a description is provided below.

Conference Call Information

Verint will conduct a conference call today at 8:30 a.m. ET to review the proposed acquisition of KANA. An online, real-time webcast of the conference call will be available on Verint’s website at www.verint.com. The conference call also can be accessed live via telephone at 1-866-318-8614 (U.S. and Canada) and 1-617-399-5133 (international) using the passcode 76697741. Please dial in 5-10 minutes prior to the scheduled start time. A replay of the conference call will be available on Verint’s website until January 10, 2014.

For more information, please refer to Verint’s Current Report on Form 8-K to be filed with the Securities and Exchange Commission later today.

About KANA Software

KANA, a portfolio company of Accel-KKR, understands the value of great customer service experiences. We know every channel through which a customer communicates with—and about—your brand. We provide on-premises and cloud solutions for large enterprises and mid-market organizations. By unifying and maintaining context for customer journeys across agent, web, social and mobile experiences, KANA solutions have reduced handling time, increased resolution rates and improved net promoter scores (NPS) at more than 900 enterprises—including many of the Fortune 500 and more than 250 government agencies. At KANA, we help create differentiated and personalized customer experiences that count. KANA is based in Silicon Valley, California and has offices worldwide.

About Accel-KKR

Accel-KKR is a technology-focused private equity firm with over $2.3 billion in capital under management. The firm invests primarily in software and IT-enabled businesses well positioned for top-line and bottom-line growth. At the core of Accel-KKR’s investment strategy is a commitment to developing strong partnerships with the management teams of its portfolio companies and a focus on building value through significant resources available through the Accel-KKR network. Accel-KKR focuses on middle market companies, providing capital for buyouts and growth investments across a range of opportunities including recapitalizations, divisional carve-outs and going private transactions.

About Verint Systems

Verint® (NASDAQ: VRNT) is a global leader in Actionable Intelligence® solutions. Its portfolio of Enterprise Intelligence Solutions™ and Security Intelligence Solutions™ helps organizations Make Big Data Actionable™ through the ability to capture, analyze and act on large volumes of rich, complex and often underused information sources—such as voice, video and unstructured text. With Verint solutions and value-added services, organizations of all sizes can make more timely and effective decisions. Today, more than 10,000 organizations in over 150 countries, including over 80 percent of the Fortune 100, count on Verint solutions to improve enterprise performance and make the world a safer place. Headquartered in New York, Verint has offices worldwide and an extensive global partner network. For more information, visit www.verint.com.

This press release contains forward-looking statements, including statements regarding expectations, predictions, views, opportunities, plans, strategies, beliefs, and statements of similar effect relating to Verint and the expected benefits of the KANA acquisition. Forward-looking statements are often identified by future or conditional words such as “will”, “would”, “plans”, “expects”, “intends”, “believes”, “seeks”, “estimates”, or “anticipates”, or by variations of such words or by similar expressions. These forward-looking statements are not guarantees of future performance and they are based on management’s expectations that involve a number of risks, uncertainties, and assumptions, any of which could cause actual results or events to differ materially from those expressed in or implied by the forward-looking statements, including risks associated with the KANA acquisition, such as uncertainties regarding the closing of the KANA acquisition or the ability to realize the expected benefits of the transaction, as well as risks associated with related system integrations. For a detailed discussion of risk factors impacting Verint, see Verint’s Annual Report on Form 10-K for the year ended January 31, 2013, its Quarterly Report on Form 10-Q for the quarter ended October 31, 2013, and other filings Verint makes with the SEC. The forward-looking statements contained in this press release are made as of the date of this press release, and Verint assumes no obligation to revise or update any forward-looking statement, except as otherwise required by law.

VERINT, ACTIONABLE INTELLIGENCE, MAKE BIG DATA ACTIONABLE, CUSTOMER-INSPIRED EXCELLENCE, INTELLIGENCE IN ACTION, IMPACT 360, WITNESS, VERINT VERIFIED, VOVICI, GMT, AUDIOLOG, ENTERPRISE INTELLIGENCE SOLUTIONS, SECURITY INTELLIGENCE SOLUTIONS, VOICE OF THE CUSTOMER ANALYTICS, NEXTIVA, EDGEVR, RELIANT, VANTAGE, STAR-GATE, ENGAGE, CYBERVISION, FOCALINFO, SUNTECH, and VIGIA are trademarks or registered trademarks of Verint Systems Inc. or its subsidiaries. Other trademarks mentioned are the property of their respective owners.

KANA is a registered trademark of KANA Software, Inc. All other company and product names may be trademarks of their respective owners.

This press release contains guidance and estimates with respect to non-GAAP financial measures. Non-GAAP financial measures should not be considered in isolation or as a substitute for comparable GAAP financial measures. The non-GAAP financial measures Verint presents have limitations in that they do not reflect all of the amounts associated with Verint’s or KANA’s results of operations as determined in accordance with GAAP, and these non-GAAP financial measures should only be used to evaluate Verint’s or KANA’s results of operations in conjunction with the corresponding GAAP financial measures. These non-GAAP financial measures do not represent discretionary cash available to Verint or KANA to invest in the growth of its business, and Verint or KANA may in the future incur expenses similar to or in addition to the adjustments made in these non-GAAP financial measures.

Verint believes that the Verint non-GAAP financial measures it presents provide meaningful supplemental information regarding its operating results primarily because they exclude certain non-cash charges or items that Verint does not believe are reflective of its ongoing operating results when budgeting, planning and forecasting, determining compensation, and when assessing the performance of its business with its individual operating segments or its senior management. Verint believes that these non-GAAP financial measures also facilitate the comparison by management and investors of results between periods and among Verint’s peer companies. However, those companies may calculate similar non-GAAP financial measures differently than Verint does, limiting their usefulness as comparative measures.

Adjustments to Verint’s non-GAAP financial measures include the following:

Revenue adjustments related to acquisitions. Verint excludes from its non-GAAP revenue the impact of fair value adjustments required under GAAP relating to acquired customer support contracts which would have otherwise been recognized on a standalone basis. Verint excludes these adjustments from its non-GAAP financial measures because they are not reflective of Verint’s ongoing operations.

Amortization of acquired intangible assets, including acquired technology and backlog. When Verint acquires an entity, it is required under GAAP to record the fair values of the intangible assets of the acquired entity and amortize those assets over their useful lives. Verint excludes the amortization of acquired intangible assets, including acquired technology and backlog, from its non-GAAP financial measures. These expenses are excluded from Verint’s non-GAAP financial measures because they are non-cash charges. In addition, these amounts are inconsistent in amount and frequency and are significantly impacted by the timing and size of acquisitions. Thus, Verint also excludes these amounts to provide better comparability of pre- and post-acquisition operating results.

Stock-based compensation expenses. Verint excludes stock-based compensation expenses related to stock options, restricted stock awards and units, stock bonus plans and phantom stock from its non-GAAP financial measures. These expenses are excluded from Verint’s non-GAAP financial measures because they are primarily non-cash charges. In prior periods, Verint also incurred (and excluded from its non-GAAP financial measures) significant cash-settled stock compensation expense due to its previous extended filing delay and restrictions on its ability to issue new shares of common stock to its employees.

M&A and other adjustments. Verint excludes from its non-GAAP financial measures legal, other professional fees and certain other expenses associated with acquisitions, whether or not consummated, and certain extraordinary transactions, including reorganizations and restructurings. Also excluded are changes in the fair value of contingent consideration liabilities associated with business combinations. These expenses are excluded from Verint’s non-GAAP financial measures because Verint believes that they are not reflective of its ongoing operations.

Unrealized (gains) losses on derivatives, net. Verint excludes from its non-GAAP financial measures unrealized gains and losses on foreign currency derivatives not designated as hedges. These gains and losses are excluded from Verint’s non-GAAP financial measures because they are non-cash transactions which are highly variable from period to period and which Verint believes are not reflective of its ongoing operations.

Loss on extinguishment of debt. Verint excludes from its non-GAAP financial measures loss on extinguishment of debt attributable to refinancing or repaying its debt because Verint believes it is not reflective of its ongoing operations.

Non-cash tax adjustments. Verint excludes from its non-GAAP financial measures non-cash tax adjustments, which represent the difference between the amount of taxes Verint actually paid and its GAAP tax provision on an annual basis. On a quarterly basis, this adjustment reflects Verint’s expected annual effective tax rate on a cash basis.

Because Verint does not predict special items that might occur in the future, and its outlook is developed at a level of detail different than that used to prepare GAAP financial measures, Verint is not providing a reconciliation to GAAP of its forward-looking financial measures for the fiscal years ending January 31, 2014 and January 31, 2015.

Estimates for KANA’s non-GAAP measures presented in this press release were prepared in a manner similar to Verint’s non-GAAP measures. KANA defines EBITDA as earnings (or loss) from continuing operations before interest expense, income taxes, depreciation and amortization, and amortization of non-cash stock-based compensation, non-recurring acquisition and restructuring expenses and the goodwill impairment charges.

Contacts:
Industry Information/PR		Investor Relations
Candace Flynn	Ryan Zuk	Alan Roden
Verint Systems Inc.	KANA Software, Inc.	Verint Systems Inc.
(303) 254-7152	(626) 275-7625	(631) 962-9304
candace.flynn@verint.com	rzuk@kana.com	alan.roden@verint.com

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